EXHIBIT 10.34

TSI TELECOMMUNICATION HOLDINGS, INC.
NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

ARTICLE I

Purpose of Plan

The Non-Employee Directors Stock Option Plan (the “Plan”) of TSI Telecommunication Holdings, Inc., a Delaware corporation (the “Company”), adopted by the Board of Directors of the Company on August 2, 2002, for non-employee directors, is intended to promote the interests of the Company by providing an inducement to obtain and retain the services of qualified persons as members of the Company’s Board of Directors (the “Board”) and to align more closely the interests of such persons with the interests of the Company’s stockholders by providing a portion of the compensation provided to such persons in the form of equity securities of the Company. The Plan is a compensatory benefit plan within the meaning of Rule 701 of the Securities Act and, unless and until the Common Shares (as defined herein) are publicly traded, the issuance of options to purchase Common Shares pursuant to the Plan and the issuance of Common Shares pursuant to such options is intended to qualify for the exemption from registration under the Securities Act provided by Rule 701.

ARTICLE II

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person, which, directly or indirectly, controls, is controlled by, or is under common control with such Person.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

“Committee” shall mean the committee of the Board that shall be designated by the Board to administer the Plan.

“Common Shares” shall mean shares of the Company’s non-voting common stock, par value $.01 per share, and any other shares into which such stock may be changed or converted by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

“Company” shall mean TSI Telecommunication Holdings, Inc., a Delaware corporation and (except to the extent the context requires otherwise) any subsidiary corporation of TSI Telecommunications Holdings, Inc. as such term is defined in Section 424(f) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” shall have the meaning set forth in Section 6.5.

“Fair Market Value” of the Common Shares on any given date means (a) the closing sale price of a Common Share on the Nasdaq National Market, or the domestic stock exchange on which the Common Shares are then listed on such date, or if the Nasdaq National Market (or the applicable exchange) is closed on that date, on the last preceding date on which the Nasdaq National Market or such exchange was open for trading or (b) if the foregoing clause does not apply, the fair market value of such stock, taking into account all relevant factors determinative of value, as solely determined by the Committee.

“Incentive Stock Option” shall have the meaning set forth in Section 5.2.

“Investors” shall mean GTCR Fund VII, L.P., a Delaware limited partnership, and any other investment fund managed by GTCR Golder Rauner, L.L.C.

“Initial Election Date” means, for each non-employee director of the Company, the later to occur of (i) the date the Plan is approved by the Company’s stockholders and (ii) the date of such Person’s initial election or appointment to the Board.

“Nonqualified Stock Option” shall have the meaning set forth in Section 5.2.

“Option Agreement” shall have the meaning set forth in Section 6.3.

“Options” shall have the meaning set forth in Article IV.

“Participant” shall mean any non-employee director of the Company who does not have an equity interest in TSI Telecommunication Holdings, L.L.C.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency, or political subdivision thereof.

“Plan” shall have the meaning set forth in Article I.

“Public Offering” shall mean an initial public offering registered under the Securities Act of equity securities of the Company, as approved by the Board and GTCR.

“Sale of the Company” means any transaction or series of transactions as a consequence of which any Person or group of related Persons (other than the Investors and their Affiliates) in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in Article IV.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

ARTICLE III

Administration

The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to construe and interpret this Plan and options and shares granted hereunder, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in this Plan or in any option or share granted hereunder to the extent the Committee deems desirable to carry this Plan or any option or share granted hereunder into effect, subject to such limitations as may be imposed by the Code on the grant of Incentive Stock Options or other applicable law. The Committee’s determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company, and all other Persons. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee, or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE IV

Limitation on Aggregate Shares

The number of Common Shares with respect to which options may be granted under the Plan (the “Options”) and which may be issued upon the exercise thereof shall not exceed, in the aggregate, 300,000 Common Shares (the “Shares”); provided that the type and the aggregate number of Common Shares which may be subject to Options shall be subject to adjustment in accordance with the provisions of Section 6.7 below, and further provided that to the extent any Options expire unexercised or are canceled, terminated, or forfeited in any manner without the issuance of Common Shares thereunder, such shares shall again be available under the Plan. The Shares available under the Plan may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine.

ARTICLE V

Awards

5.1  Options.    Each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries shall be eligible to participate in the Plan. The Committee may grant Options to Participants in accordance with this Article V.

5.2  Form of Option.    Options granted under this Plan shall be presumed to be nonqualified stock options (the “Nonqualified Stock Options”) and are not intended to be incentive stock options within the meaning of Section 422A of the Code or any successor provision (“Incentive Stock Options”) unless clearly indicated by the Committee in an Option Agreement. It is the Company’s intent that Nonqualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422A of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent.

5.3  Formula Option Grants.    Options granted under this Plan shall be subject to such terms and conditions and conditions set forth below:

(a)  Grant of Options.    Options to purchase 50,000 Common Shares shall be granted to each Participant on the later to occur of (i) the election of such Participant as a director of the Company or (ii) the establishment of this Plan.

(b)  Option Price.    The option price per Common Share shall be 100% of the Fair Market Value of a Common Share on the date of grant, subject to adjustment in accordance with the provisions of Section 6.7.

(c)  Additional Provisions.

(i)  Termination of Term of Directorship.    Any Option shall be exercisable only during the holder’s term as a director of the Company, except that an Option may be exercisable by a holder for a period of 180 days after such holder fails to be re-elected as a director of the Company, and an Option may be exercisable for up to one year after the death of a holder while a director of the Company; provided that such Option shall be exercisable (x) only to the extent that the holder was entitled to exercise on the date of his failure to be re-elected or his death and (y) only to the extent that the Option would not have expired had the holder continued to be a director of the Company.

(ii)  Sale of the Company.    In the event of the Sale of the Company, the Options shall immediately vest and become exercisable and such Options shall terminate if not exercised as of the date of the Sale of the Company or other prescribed period of time.

(iii)  Liquidation or Dissolution.    In the event of the liquidation or dissolution of the Company, options shall terminate immediately prior to the liquidation or dissolution.

5.4  Exercisability.    Options granted hereunder shall be exercisable at such times and under such circumstances as determined by the Committee and as shall be permissible under the terms of the Plan, and as specified in an Option Agreement.

5.5  Payment of Exercise Price.    Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the option exercise price. Payment of the option exercise price shall be made (i) in cash (including check, bank draft, or money order), (ii) in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board), (iii) by delivery of outstanding shares of Common Stock that have been owned by the Participant for a minimum of six months and one day with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options’ exercise, (iv) through a “same day sale” commitment from a Participant and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. specified by the Committee (the “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Option Price and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Option Price directly to the Company, (v) through a “margin” commitment from a Participant and the NASD Dealer reasonably acceptable to the Committee whereby the Participant irrevocably elects to exercise such Participant’s Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of the Option Shares to forward the Option Price to the Company, or (vi) by any combination of the foregoing; provided that the Committee may require the Option Price to be paid in cash. The methods of payment set forth in clauses (iii) through (v) above shall apply only if there is a public market for the Common Shares.

5.6  Terms of Options.    The term during which each Option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten (10) years from the date it is granted or, in the case of an Incentive Stock Option granted to a Participant who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five (5) years from the date it is granted. All rights to purchase Common Shares pursuant to an Option shall, unless sooner terminated, expire at the date designated by the Committee. Subject to the immediately preceding sentence, the Committee shall determine the date on which each Option shall become exercisable and may provide that an option shall become exercisable in installments. The Common Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an Option only if he or she is, and has continuously since the date the Option was granted, been a director of the Company or a Subsidiary. Prior to the exercise of an Option and delivery of the Common Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Common Shares covered by such outstanding Option (including any dividend or voting rights).

ARTICLE VI

General Provisions

6.1  Conditions and Limitations on Exercise.    Except as otherwise provided in this Plan, Options may be made exercisable in one or more installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions, or upon the achievement by the Company of certain performance goals, as the Committee shall decide in each case when the Options are granted; provided that, prior exercising any Options, each Participant shall consult with the Company’s compliance office to confirm that no blackout period with respect to the Company’s Common Shares is then in effect.

6.2  Written Agreement.    Each Option granted hereunder to a Participant shall be embodied in a written agreement (an “Option Agreement”) in such form as shall be determined from time to time by the Committee and which shall be signed by the Participant and by the Chief Executive Officer of the Company for and in the name and on behalf of the Company and shall be subject to the terms and conditions of the Plan prescribed in the Option Agreement.

6.3  Listing, Registration, and Compliance with Laws and Regulations.    Options shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares subject to the Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of shares thereunder, then no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options shall supply the Company with such certificates, representations, and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent, or approval. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, then the Committee, may, in its discretion and without the Participant’s consent, so reduce such period on not less than 15 days written notice to the holders thereof.

6.4  Nontransferability.    Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). In the event of the death of a Participant, exercise of Options granted hereunder shall be made only:

(i)  by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution; and

(ii)  to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Committee in such Participant’s Option Agreement.

6.5  Expiration of Options.    In no event shall any part of any Option be exercisable after the date of expiration thereof (the “Expiration Date”), as determined by the Committee pursuant to Section 5.6 above.

6.6  Withholding of Taxes.    (i) The Company shall be entitled, if necessary or desirable, to withhold from any Participant, from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding), the amount of any withholding or other tax due from the Company with respect to any shares issuable under the Options, and the Company may defer the exercise of the Options or the issuance of the Shares thereunder unless indemnified to its satisfaction.

(ii)  Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Option to a transferee pursuant to Section 6.4 of the Plan, the grantee shall remain liable for any withholding taxes required to be withheld upon exercise of such Option by the transferee.

6.7  Adjustments.    In the event of a reorganization, recapitalization, stock dividend, or stock split, combination or other reclassification affecting the Common Shares, the Board or the Committee shall, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options, and the exercise prices specified therein as may be determined to be appropriate and equitable.

6.8  Amendment, Suspension, and Termination of Plan.    The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement, or the rules of any exchange upon which the Common Shares are listed, and no such amendment, suspension, or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby. No Option shall be granted or Common Shares issued hereunder after 5 years from the date this Plan is adopted or the date this Plan is approved by the shareholders, whichever is earlier.

6.9  Amendment, Modification, and Cancellation of Outstanding Options.    The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option in a manner not contemplated hereby without the consent of such Participant adversely affected thereby. With the Participant’s consent or as otherwise contemplated hereby, the Committee may cancel any Option and issue a new Option to such Participant.

6.10  Shareholder Approval.    This Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after this Plan is adopted by the Board. Any Option exercised before shareholder approval is obtained must be rescinded if shareholder approval is not obtained within twelve (12) months before or after the Plan is adopted. Shares issued upon the exercise of any such Option shall not be counted in determining whether such approval is obtained.

6.11  Indemnification.    In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding; provided that any such Committee member shall be entitled to the indemnification rights set forth in this Section 6.11 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding a Committee member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

Adopted by the Board of Directors on August 2, 2002 and approved by the shareholders of the Company on August 2, 2002.

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